Press Release #201621	FOR IMMEDIATE RELEASE	September 19, 2016

Enertopia Announces Investor Relations Consultant

Vancouver, BC—Enertopia Corporation (ENRT) on the OTCBB and (TOP) on the CSE (the "Company" or "Enertopia") is pleased to report it has engaged Mr. Duncan McKay in showcasing the Enertopia Lithium development plans to Investors.

Duncan McKay has gained his experience of the financial markets from his career working for banks and investment companies. He has successfully traded and marketed a number of different asset classes including equities, bonds, structured products and hedge funds and has lived and worked in London, Tokyo, Switzerland, Italy and Monaco. This has led to his impressive lists of clients across Europe, UK, North America, Scandinavia, and the Middle East.

Duncan continues his work with raising significant capital for a number of natural resource and mining companies. With Enertopia advancing its Lithium story it is perfect for the clientele that Duncan meets with on a regular basis in getting this Lithium business opportunity out to the market place. Enertopia is receiving continued growing interest from prospective investors and believe the time is right to show case our story to a growing audience around the world.

The Lithium sector is nearing a quantum leap in demand as the cost to store electricity in a Lithium – ion battery is moving closer to parity with the cost of running an internal combustion engine. Just last week GM announced it was launching the EV “BOLT” this fall with an estimated range of 238 miles on a full charge. With the average commuter driving less than 40 miles per day the world of tomorrow has arrived!

“Enertopia is excited about engaging Duncan McKay as we move closer to a pivotal time in the Company’s history with Genesis Water Technologies on the patent pending Lithium recovery process. Modern technology is revolutionizing and providing a better way to mine that protects our environment. We are enthusiastic in becoming leaders in this evolution,” Stated President and CEO Robert McAllister

The terms of the Investor Relations Consulting agreement include a maximum 10% commission fee on capital raised by Duncan and the Company has granted 800,000 Stock Options vesting immediately with an exercise price of US$0.07 expiring September 19, 2021.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Genesis Water Technologies:
Genesis Water Technologies, Inc. is a USA based manufacturer of advanced, innovative and sustainable treatment solutions for applications in process water, drinking water, water reuse and waste water for the energy, agriculture processing, industrial, municipal infrastructure, and building/hotel sectors. For additional information, please visit genesiswatertech.com

About Enertopia Corp:
Enertopia is exploring a portfolio of three prospective lithium projects in Nevada, and concurrently working with water purification technology that is believed able to recover Lithium from brine solutions.

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit enertopia.com or call Robert McAllister, the President at 1.250.765.6412

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its, mining or technology projects, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the patent pending mobile brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia, There can be no assurance that the Nevada Lithium projects contain economic concentrations of Lithium. There can be no assurance that Duncan McKay will increase market awareness or that he will be successful in raising capital. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release